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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report December 8, 1999
                        (Date of earliest event reported)



                          DATATRAK INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)


           Ohio                          (000-20699)             34-1685364
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(State or other jurisdiction of     (Commission File No.)    (I.R.S. Employer
incorporation)                                               Identification No.)

    20600 Chagrin Boulevard, Cleveland, Ohio                       44122
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    (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:          (216) 921-6505
                                                             --------------













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                         Exhibit Index Appears on Page 3


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ITEM 5.   OTHER EVENTS

         On November 24, 1999, a Dutch court issued a judgment in DataTRAK International, Inc.'s (the "Company's") favor in the amount of approximately $1.3 million against U-Gene Research B.V. ("U-Gene") and certain of U-Gene's stockholders. The judgment relates to a lawsuit filed by the Company (formerly Collaborative Clinical Research, Inc.) against U-Gene in 1997 in which the Company claimed U-Gene breached a letter of intent between the Company and U-Gene. The letter of intent concerned the Company's proposed 1997 purchase of U-Gene. Under Dutch law, U-Gene and certain of U-Gene's stockholders have three months from the date of the Dutch court's November 24, 1999 judgment to appeal.










                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          DataTRAK INTERNATIONAL, INC.

                             By: /s/ Terry C. Black
                                --------------------------------------------
                                 Terry C. Black
                                 Vice President of Finance, Chief Financial
                                 Officer, Treasurer and Assistant Secretary


Date:  December 13, 1999












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                                  EXHIBIT INDEX

         EXHIBIT NO.              DESCRIPTION                            PAGE


         99.1              Press Release Issued by the Company
                           on December 8, 1999.                            4





















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